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                                                                      EXHIBIT 15


                          [ARTHUR ANDERSEN LETTERHEAD]


January 12, 1998

Catalina Marketing Corporation
11300 9th Street North
St. Petersburg, Florida  33716






Catalina Marketing Corporation:

We are aware that Catalina Marketing Corporation has incorporated, by reference in its Registration Statement File Nos. 33-46793, 33-77100, 33-82456, 333-07525
and 333-13335, its Form 10-Q for the three-month and nine-month periods ended December 31, 1997, which includes our report dated January 12, 1998, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the Act), that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

ARTHUR ANDERSEN LLP


By  /s/ WILLIAM J. MEURER
    ---------------------
    William J. Meurer

NNK